As filed with the Securities and Exchange Commission on May 22, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRAFTECH INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-2496053 (I.R.S. Employer Identification No.)

982 Keynote Circle

Brooklyn Heights, OH 44131

(216) 676-2000

(Address of Registrant’s Principal Executive Offices)

GRAFTECH INTERNATIONAL LTD. OMNIBUS EQUITY INCENTIVE PLAN

(Full title of the plan)

David J. Rintoul

Chief Executive Officer

GrafTech International Ltd.

982 Keynote Circle

Brooklyn Heights, OH 44131

(216) 676-2000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

(Copies of all communications, including communications sent to agent for service)
Sandra L. Flow, Esq. Adam Fleisher, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share	844,970 shares(3)	$15.00	$12,674,550 (6)	$1,578
Common Stock, par value $0.01 per share	26,075 shares (4)	$15.00	$391,125 (6)	$49
Common Stock, par value $0.01 per share	14,128,955 shares (5)	$19.23	$271,699,805 (7)	$33,827
TOTAL	15,000,000 shares	–	$284,765,480	$35,454
(1)	Represents shares of common stock, par value $0.01 per share (the “Common Stock”) of GrafTech International Ltd. (the “Registrant”) issuable in connection with equity awards under the GrafTech International Ltd. Omnibus Equity Incentive Plan (the “Plan”).
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of Common Stock that may become available for issuance pursuant to the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Represents shares of Common Stock issuable in connection with non-qualified stock options (the “Options”) granted under the Plan.
(4)	Represents shares of Common Stock issuable in connection with awards of restricted stock units and deferred share units granted under the Plan.
(5)	Represents shares of Common Stock available for future issuance under the Plan.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.
(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 15, 2018.

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PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the recipient of the applicable grants, as required by Rule 428 under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Commission, are incorporated herein by reference and made a part hereof:

1.	The Registrant’s prospectus filed with the Commission on April 19, 2018 pursuant to Rule 424(b) promulgated under the Securities Act in connection with the Registrant’s Registration Statement on Form S-1, originally filed with the Commission on March 20, 2018 (File No. 333-223791) and as subsequently amended;
2.	The description of the Registrant’s Common Stock contained in the Registrant’s Form 8-A filed with the Commission on April 18, 2018 (File No. 001-13888);
3.	Current Report on Form 8-K filed with the Commission on April 25, 2018 (File No. 001-13888);
4.	Current Report on Form 8-K filed with the Commission on May 7, 2018 (File No. 001-13888);
5.	Quarterly Report on Form 10-Q filed with the Commission on May 7, 2018 (File No. 001-13888); and
6.	All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to

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believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter. The Registrant’s Amended and Restated Certificate of Incorporation eliminates the potential personal monetary liability of our directors to the Company or its shareholders for breaches of their duties as directors except as otherwise required under the DGCL.

The Registrant intends to enter into separate indemnification agreements with its directors and officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and the Registrant’s Amended and Restated Certificate of Incorporation and Amended By-Laws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Registrant if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which it may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

Exhibit Number	Description	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of GrafTech International Ltd.
4.2	Amended and Restated By-Laws of GrafTech International Ltd.
4.3	GrafTech International Ltd. Omnibus Equity Incentive Plan
4.4	Form of Stock Option Agreement for the GrafTech International Ltd. Omnibus Equity Incentive Plan
4.5	Form of Stock Option Agreement under the GrafTech International Ltd. Omnibus Equity Incentive Plan for David Rintoul
4.6	Form of Deferred Share Unit Agreement under the GrafTech International Ltd. Omnibus Equity Incentive Plan for Non-Employee Directors
4.7	Form of Deferred Share Unit Agreement under the GrafTech International Ltd. Omnibus Equity Incentive Plan for David Rintoul
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP	x
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	x
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)	x
24.1	Power of Attorney (filed as part of signature pages)	x
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Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Brooklyn Heights, State of Ohio as of May 22, 2018.

GrafTech International Ltd.
By:	/s/ David J. Rintoul_______________________
David J. Rintoul
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David J. Rintoul and Quinn J. Coburn, and each of them acting individually, as his true and lawful attorney-in-fact, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection herewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities as of May 22, 2018:

Name	Title
/s/ David J. Rintoul _____ David J. Rintoul	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Quinn J. Coburn _______ Quinn J. Coburn	Chief Financial Officer, Vice President Finance and Treasurer (Principal Financial and Accounting Officer)
/s/ Denis A. Turcotte _____ Denis A. Turcotte	Chairman and Director
/s/ Brian L. Acton ________ Brian L. Acton	Director
/s/ Ron A. Bloom _______ Ron A. Bloom	Director
/s/ Michel L. Dumas _____ Michel L. Dumas	Director
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/s/ Jeffrey C. Dutton _____ Jeffrey C. Dutton	Director
/s/ Anthony R. Taccone __ Anthony R. Taccone	Director

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EXHIBIT INDEX

Exhibit Number	Description	Method of Filing
4.1	Amended and Restated Certificate of Incorporation of GrafTech International Ltd.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-223791), filed with the Commission on April 13, 2018
4.2	Amended and Restated By-Laws of GrafTech International Ltd.	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-223791), filed with the Commission on April 13, 2018
4.3	GrafTech International Ltd. Omnibus Equity Incentive Plan	Incorporated by reference to Exhibit 10.24 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-223791), filed with the Commission on April 4, 2018
4.4	Form of Stock Option Agreement for the GrafTech International Ltd. Omnibus Equity Incentive Plan	Incorporated by reference to Exhibit 10.25 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-223791), filed with the Commission on April 4, 2018
4.5	Form of Stock Option Agreement under the GrafTech International Ltd. Omnibus Equity Incentive Plan for David Rintoul	Incorporated by reference to Exhibit 10.26 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-223791), filed with the Commission on April 4, 2018
4.6	Form of Deferred Share Unit Agreement under the GrafTech International Ltd. Omnibus Equity Incentive Plan for Non-Employee Directors	Incorporated by reference to Exhibit 10.27 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-223791), filed with the Commission on April 4, 2018
4.7	Form of Deferred Share Unit Agreement under the GrafTech International Ltd. Omnibus Equity Incentive Plan for David Rintoul	Incorporated by reference to Exhibit 10.28 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-223791), filed with the Commission on April 4, 2018
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP	Filed herewith.
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	Filed herewith.
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)	Filed herewith.
24.1	Power of Attorney (filed as part of signature pages)	Filed herewith.

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